Exhibit 99.1

New Era Energy & Digital Secures 20-Year, 207 MW PPA with Vistra

Contracted power for up to 207 MW gives New Era control of Phase 1 power

Companion development framework establishes a pathway for future expansion of the site

MIDLAND, Texas, September 21, 2026 (GLOBE NEWSWIRE) -- New Era Energy & Digital, Inc. (Nasdaq: NUAI) (“New Era” or the “Company”), a developer of next-generation digital infrastructure and integrated power assets, today announced that its subsidiary, TCDC PowerCo LLC, has entered into a 20-year power purchase agreement with Luminant ET Services Company LLC (“Luminant”), an affiliate of Vistra Corp. (“Vistra”, NYSE: VST), under which Luminant has agreed to supply a minimum of 200 MW and up to 207 MW of power for Phase 1 of New Era’s Texas Critical Data Center (“TCDC”) project.

Under the PPA, Luminant will supply power from Vistra’s 1,180-MW natural gas-fired generating facility in Odessa, Texas, which is located immediately adjacent to the TCDC site. The PPA has an initial 20-year term, with automatic one-year renewal periods thereafter. The contracted power is expected to be available to TCDC in Q3 of 2027.

“Having contracted power for Phase 1 in New Era’s name is an incredible milestone which we believe materially reduces Phase 1 development risk at TCDC,” said Charlie Nelson, Chairman and Chief Executive Officer of New Era. “We said last month that holding this power ourselves is what would turn TCDC from a site with a power plan into permitted powered land. That is what this agreement is intended to do. With the land secured, construction permits in hand, Phase 1 power contracted for 20 years, and room to expand to multiple phases, we believe this is an attractive opportunity to any quality tenant currently in the market.”

“Combining this PPA with a long-term partnership with Vistra is something of which we are particularly proud. We believe aligning our interests will expedite development timelines and give potential tenants confidence in our project.”

Development Framework Agreement Expands Relationship Beyond Phase 1

Concurrently with the PPA, affiliates of New Era and Vistra entered into a development framework agreement that establishes a framework for advancing future power development at the TCDC and other New Era projects. Following commencement of power delivery, Vistra will receive a 5% non-voting interest in the portion of the data center project to which Vistra provides power under the PPA. The agreement also provides Vistra with a right of first refusal on future development opportunities at the TCDC project and, a right of first offer on certain development opportunities serving other New Era projects.

“Demand for reliable power to support digital infrastructure continues to grow across the United States,” said Claudia Morrow, Senior Vice President of Corporate Development and Strategy at Vistra. “We are pleased to work with New Era on a long-term power arrangement for the TCDC project and to establish a framework that allows us to evaluate additional power opportunities together over time.”

About New Era Energy & Digital, Inc.

New Era Energy & Digital is developing large-scale data centers across energy-rich U.S. markets to support AI training and inference workloads. New Era's flagship project, Texas Critical Data Centers, is a 493-acre site located in the Permian Basin, with anticipated capacity scaling to 1.4 GW over time. New Era's strategy is to combine large-acreage sites with flexible power solutions, including behind-the-meter power. New Era's approach is a modular, phased data center deployment model, utilizing best-in-class water efficiency and self-generated power to minimize community impact and accelerate time-to-power for hyperscale, enterprise and edge operators.

For more information, visit: www.newerainfra.ai and follow New Era Energy & Digital on LinkedIn and X.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook, including our ability to obtain credit support on commercially reasonable terms or at all, and, if obtained, to keep such credit support in place. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: our ability to construct, develop, lease and maintain our flagship project; our ability to realize the anticipated benefits of the power purchase agreement; our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our significant anticipated capital expenditures; the ability to obtain credit support to secure contractual obligations on commercially reasonable terms or at all; the impact of supply chain disruptions, labor availability, raw materials and input commodity costs and availability, and manufacturing and transportation; general business and economic conditions; environmental history, remediation, and associated risks; our ability to obtain and renew leases with our tenants on terms favorable to us, and manage our growth, business, financial results and results of operations; our ability to respond to price fluctuations and rapidly changing technology; the impact of tariffs and global trade disruptions on us and our tenants; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, and restrictive governmental actions; the degree and nature of our competition; our failure to generate sufficient cash flows to service indebtedness; our expectations regarding the anticipated timeline of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern; material negative changes in the creditworthiness and the ability of our tenants to meet their contractual obligations; increases and volatility in interest rates; increased power, labor, equipment procurement, shipping, refurbishment or construction costs; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our inability to obtain and/or maintain necessary government or other required consents or permits; changes in, or the failure or inability to comply with, local, state, federal and applicable international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us; our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting and operations; and other factors (including the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our Form 10-Q for the quarterly period ended June 30, 2026). Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For investor inquiries, please contact:

OG Advisory Group

Lincoln Tan

nuai@orangegroupadvisors.com